EXHIBIT 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com     www.usecology.com

AMERICAN ECOLOGY ANNOUNCES NAME CHANGE TO US ECOLOGY, INC.

BOISE, ID— February 22, 2010 -- American Ecology Corporation (the “Company”) (Nasdaq - GS: ECOL) today announced that it has changed its corporate name to US Ecology, Inc. to align with its recognized brand name in the hazardous and radioactive waste disposal industry.  The Company will continue to trade on the NASDAQ Global Select market under the ticker “ECOL.”

American Ecology Corporation was formed as a holding company in 1984 when Teledyne divested its waste disposal assets.  Since that time, the Company has operated its facilities under the US Ecology name and built significant brand recognition as one of the top providers of hazardous and radioactive waste transportation, treatment, recycling and disposal services.

James Baumgardner, President and Chief Executive Officer, commented, “Changing our corporate name to US Ecology better reflects the strong brand we have created with our unique network of facilities.  It will also simplify contracting, government reporting and show our customers and investment community that we are truly one team dedicated to the long term growth of this business."

The change in corporate name will not affect the validity or transferability of any existing stock certificates that bear the American Ecology Corporation name.  Stockholders with American Ecology certificates should continue to hold them. No action is required.

About US Ecology, Inc.
US Ecology, Inc. (formally known as American Ecology Corporation), through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, refineries, chemical manufacturing facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. (formally known as American Ecology Corporation. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2009 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.’s December 31, 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, market conditions and production rates for the thermal desorption service at our Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions including a tightened credit market, the timing or level of government funding or competitive conditions, incidents that could limit or suspend specific operations,  our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

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